UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2015

Liberty Global plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England

SW1X 0LZ

(Address of Principal Executive Office)

+44.20.7190.6449 or 303.220.6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Overview

As more fully described below, on February 4, 2015, Ziggo Secured Finance B.V. (“Ziggo Secured Finance”), a special purpose financing entity, issued the Ziggo Senior Secured Notes (as defined below). The Ziggo Senior Secured Notes were issued as part of an internal reorganization of Liberty Global’s broadband and wireless communications businesses in the Netherlands (the “Reorganization Transactions”) whereby UPC Nederland B.V. and Ziggo Holding B.V. and/or their successor companies and their subsidiaries will become subsidiaries of UPC Nederland Holding I B.V. (“UPC Netherlands Bondco”), which is a direct wholly-owned subsidiary of Ziggo Group Holding B.V. (“Ziggo Group Holding”), an indirect wholly-owned subsidiary of Liberty Global. Currently UPC Nederland B.V. is an indirect wholly-owned subsidiary of UPC Holding B.V. (“UPC Holding”), and the proceeds of the Ziggo Senior Secured Notes will, assuming the completion of the Reorganization Transactions, ultimately be used in part to repay certain indebtedness of UPC Holding.

Furthermore, as part of the Reorganization Transactions, UPC Broadband Holding B.V., a direct wholly-owned subsidiary of UPC Holding, launched an additional term loan facility (the “New UPC Facility”) under its existing credit facility agreement (the “UPC Broadband Credit Agreement”). The terms of the New UPC Facility provides for the rollover of the additional term loans into a new senior secured credit facility agreement expected to be entered into by Ziggo Secured Finance, as further described below. It is currently expected that the aggregate amount of the New UPC Facility will be approximately €684.2 million ($781.0 million at the February 4, 2015 exchange rate). The proceeds of the New UPC Facility, if entered into, will be used to refinance one or more existing facilities under the UPC Broadband Credit Agreement.

Liberty Global currently expects to complete the Reorganization Transactions during the first quarter of 2015; however no assurance can be given that the Reorganization Transactions will be completed as described herein or at all.

The summary, terms, conditions and provisions of the issuance of the Ziggo Senior Secured Notes, and the intended use of the proceeds therefrom, the New Ziggo Group Senior Secured Credit Facility (as defined below) and the contemplated Reorganization Transactions are qualified in their entirety by the disclosure below in this Current Report on Form 8-K/A, the indenture related to the issuance of the Ziggo Senior Secured Notes, a copy of which is filed with this report as Exhibit 4.1 and is incorporated herein by reference, and the applicable documents related to the SPV Credit Facility Rollover (as defined below).

Ziggo Senior Secured Notes

On January 21, 2015, Ziggo Secured Finance entered into a purchase agreement (the “Purchase Agreement”) with, among others, Credit Suisse Securities (Europe) Limited, as representative of the several initial purchasers named therein (collectively, the “Ziggo Initial Purchasers”), pursuant to which Ziggo Secured Finance agreed to sell, subject to the terms and conditions set forth therein, €800.0 million ($925.5 million at the January 21, 2015 exchange rate) aggregate principal amount of its 3.750% senior secured notes due 2025 (the “Ziggo Senior Secured Notes”), at par, to the Ziggo Initial Purchasers in a private offering in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Ziggo Senior Secured Notes mature on January 15, 2025. Interest on the Ziggo Senior Secured Notes is payable semi-annually on each January 15 and July 15, beginning on July 15, 2015.

Ziggo Secured Finance is incorporated under the laws of the Netherlands, as a special purpose financing company, for the primary purpose of (i) facilitating the offering of the Ziggo Senior Secured Notes and (ii) the SPV Credit Facility Rollover, and is owned 100% by Ziggo Bond Finance B.V., a private limited company incorporated under the laws of the Netherlands. The Ziggo Senior Secured Notes were issued pursuant to an indenture (the “Ziggo Senior Secured Notes Indenture”), dated on February 4, 2015 (the “Issue Date”) among Ziggo Secured Finance, as issuer, and Deutsche Trustee Company Limited, as trustee (the “Trustee”). Pending consummation of the Reorganization Transactions, the net proceeds of the Ziggo Senior Secured Notes (the “Escrowed Proceeds”) were placed into certain escrow accounts (the “Escrow Account”) for the benefit of the holders of the Ziggo Senior Secured Notes pursuant to an escrow deed (the “Escrow Agreement”). The release of the Escrowed Proceeds will be subject to the satisfaction of certain conditions, including the certification that the Reorganization Transactions will be consummated within three business days following the release of the Escrowed Proceeds, and as further set out in the Escrow Agreement. If the conditions to the release of the Escrowed Proceeds have not been satisfied on or prior to July 31, 2015 (the “Longstop Date”), the Ziggo Senior Secured Notes will be subject to a special mandatory redemption (the “Special Mandatory Redemption”) at a redemption price equal to 100% of the aggregate initial issue price of the Ziggo Senior Secured Notes plus accrued and unpaid interest from the Issue Date to such special mandatory redemption date and additional amounts, if any.

Upon release of the Escrowed Proceeds from the Escrow Accounts (the “Escrow Release Date”), Ziggo Secured Finance will use the proceeds from the offering of the Ziggo Senior Secured Notes to fund one or more proceeds loans denominated in euro, in an aggregate principal amount equal to the principal amount of the Ziggo Senior Secured Notes (together, the “Senior Secured Proceeds Loans”), to one or both of UPC Netherlands Holding III B.V. (“UPC Netherlands Holdco III”) and Ziggo B.V. (“Ziggo BV” and, together with UPC Netherlands Holdco III, the “Senior Secured Proceeds Loan Borrowers”), subject to the terms of the proceeds loan facility agreement (the “Senior Secured Proceeds Loan Facility”), between, among others, Ziggo Secured Finance, as lender, the Obligors (as defined below) and ING Bank N.V. as security agent (the “Security Trustee”). The Senior Secured Proceeds Loan Borrowers will use the proceeds from the Senior Secured Proceeds Loans to (i) fund a loan, dividend or other distribution to Ziggo Group Holding, which proceeds will in turn be loaned or distributed by Ziggo Group Holding to other Liberty Global subsidiaries, to indirectly fund the Reorganization Transactions, and (ii) pay fees, costs and expenses related to the offering of the Ziggo Senior Secured Notes. Although the Senior Secured Proceed Loan Borrowers have no equity or voting interest in Ziggo Secured Finance, the Senior Secured Proceeds Loans create a variable interest in Ziggo Secured Finance for which the Senior Secured Proceeds Loan Borrowers are the primary beneficiaries, as contemplated by generally accepted accounting principles in the United States (U.S. GAAP). As such, the Senior Secured Proceeds Loan Borrowers and their respective parent entities, including Ziggo Group Holding and Liberty Global, will be required by the provisions of U.S. GAAP to consolidate Ziggo Secured Finance following the issuance of the Ziggo Senior Secured Notes. As such, the amounts outstanding under the Senior Secured Proceeds Loans will eliminate in Ziggo Group Holding’s and Liberty Global’s consolidated financial statements.

Subject to the Special Mandatory Redemption and the circumstances below, the Ziggo Senior Secured Notes are non-callable until January 15, 2020. At any time prior to January 15, 2020, Ziggo Secured Finance may redeem some or all of the Ziggo Senior Secured Notes at a price equal to 100% of the principal amount of the Ziggo Senior Secured Notes redeemed plus accrued and unpaid interest to (but excluding) the redemption date at a “make-whole” premium, which is the present value of all remaining scheduled interest payments to the redemption date using the discount rate (as specified in the Ziggo Senior Secured Notes Indenture) as of the redemption date plus 50 basis points.

On or after January 15, 2020, Ziggo Secured Finance may redeem all, or from time to time a part, of the Ziggo Senior Secured Notes at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest and additional amounts, if any, to the applicable redemption date, if redeemed during the twelve-month period commencing on January 15 of the years set forth below:

Year	Redemption Price
2020	101.875%
2021	101.250%
2022	100.625%
2023 and thereafter	100.000%

In addition, at any time prior to January 15, 2018, Ziggo Secured Finance may redeem up to 40% of the respective Ziggo Senior Secured Notes with the net proceeds of one or more specified equity offerings at a redemption price of 103.750% of the principal amount of the Ziggo Senior Secured Notes redeemed, plus accrued and unpaid interest and additional amounts, if any, to the date of redemption. In the event of a change of control or sale of certain assets, Ziggo Secured Finance may be required to make an offer to purchase the relevant Ziggo Senior Secured Notes. Furthermore, prior to January 15, 2020, during each

12-month period commencing on the Issue Date (as defined herein), the Ziggo Secured Finance may redeem up to 10% of the principal amount of the Ziggo Senior Secured Notes at a redemption price equal to 103% of the principal amount thereof plus accrued and unpaid interest to (but excluding) the redemption date.

Pursuant to the Senior Secured Proceeds Loan Facility, the call provisions, maturity and applicable interest rate for each Senior Secured Proceeds Loan are the same as those of the Senior Secured Notes described above.

The Ziggo Senior Secured Notes are senior obligations of Ziggo Secured Finance. The Notes are guaranteed (the “Note Guarantees”) on a senior basis by each of Ziggo Secured Finance II B.V. (“Ziggo Secured Finance II”) and Ziggo Secured Finance Partnership (the “US SPV Partnership”, and, together with Ziggo Secured Finance II, the “Note Guarantors”). The Ziggo Senior Secured Notes rank equally in right of payment with all existing and future indebtedness of Ziggo Secured Finance that is not subordinated in right of payment to the Ziggo Senior Secured Notes and are senior in right of payment to all existing and future indebtedness of Ziggo Senior Finance that is subordinated in right of payment to the Ziggo Senior Secured Notes. The Note Guarantee of each Note Guarantors rank equal in right of payment with any existing and future indebtedness of that Note Guarantor that is not subordinated to the Note Guarantor’s Note Guarantee and rank senior in right of payment to any existing and future subordinate obligations of the Note Guarantor. For so long as such proceeds are held in the Escrow Accounts, the Ziggo Senior Secured Notes are secured by a first priority security interest in the rights of Ziggo Secured Finance under the Escrow Agreement and the assets in each of the Escrow Accounts. Following the Escrow Release Date, the Ziggo Senior Secured Notes will be secured by a (i) a first ranking security interest in the sole ordinary share of Ziggo Secured Finance, (ii) a first-ranking security interest in the sole ordinary share of Ziggo Secured Finance II, (iii) a first-ranking charge over all bank accounts of the Ziggo Secured Finance (iv) a first-ranking charge over any bank accounts of Ziggo Secured Finance II, (v) a first-ranking charge over all bank accounts of the US SPV Partnership and (vi) a first-ranking assignment over the Ziggo Secured Finance’s rights to and benefits in the Senior Secured Proceeds Loan Facility including the Senior Secured Proceeds Loans and the Rollover Loans (defined below) (together the “Notes Collateral”). Ziggo Secured Finance has no material business operations of its own and will be dependent on payments from the Senior Secured Proceeds Loan Borrowers under the Senior Secured Proceeds Loans in order to service its payment obligations under the Ziggo Senior Secured Notes. None of the Senior Secured Proceeds Loan Borrowers or any of their respective subsidiaries will guarantee or provide any credit support for Ziggo Secured Finance’s obligations under the Ziggo Senior Secured Notes, other than the obligation of the Senior Secured Proceeds Loan Borrowers to make payments to Ziggo Secured Finance pursuant to the Senior Secured Proceeds Loans.

The Senior Secured Proceeds Loans will be senior obligations of the Senior Secured Proceeds Loan Borrowers. The Senior Secured Proceeds Loans will rank equally in right of payment with all existing and future indebtedness of the Senior Secured Proceeds Loan Borrowers that is not subordinated in right of payment to the Senior Secured Proceeds Loans. The obligations of each Senior Secured Proceeds Loan Borrower under a Senior Secured Proceeds Loan will be guaranteed on a senior secured basis by the Senior Secured Proceeds Loan Borrower that is not a borrower of such Senior Secured Proceeds Loan, Amsterdamse Beheer-en Consultingmaatschappij B.V. (“ABC”), UPC Nederland Holding II B.V., Torenspits II B.V., Ziggo Netwerk B.V., Ziggo Netwerk II B.V., UPC Nederland, UPC Nederland Netwerk 2 B.V., Ziggo Deelnemingen B.V. and Ziggo Financing Partnership (each in such capacity, a “Senior Secured Proceeds Loan Guarantor” and, together with the Senior Secured Proceeds Loan Borrowers, the “Obligors”) and will be equal in right of payment with any existing and future senior indebtedness of the relevant Senior Secured Proceeds Loan. The Senior Secured Proceeds Loans will be secured, after giving effect to the refers to the priority agreement, between, among others, ABC, Ziggo Bond Company B.V. and ING Bank N.V., as security agent, dated September 12, 2006 (as amended and restated on October 6, 2006, November 17, 2006, March 28, 2014 and on November 11, 2014, and as further amended, restated or otherwise modified or varied from time to time), on an equal and ratable basis with the senior secured credit facilities provided under a senior facilities agreement dated January 27, 2014 (as amended and restated on February 10, 2014 and March 11, 2014 (and as further amended restated or otherwise modified or varied from time to time), between, among others, ABC, as parent, Ziggo BV, as original borrower, and certain financial institutions as lenders thereunder, Ziggo BV’s 3 5⁄8% Senior Secured Notes due 2020, and, when funded, the Rollover Loans, by a first ranking security interest in the capital stock of each Obligor (other than ABC), all of the rights of the relevant creditors in relation to certain subordinated shareholder loans, and the other property and assets that currently secure the Existing Senior Secured Credit Facility and the Existing 2020 Senior Secured Notes (the “Senior Secured Proceeds Loan Collateral”).

The Obligors agreed in a covenant agreement (the “Covenant Agreement”) dated the Issue Date, between, among others, Ziggo Secured Finance and the Trustee, to be bound by the covenants in the Ziggo Senior Secured Notes Indenture that are applicable to them. However, the holders of the Ziggo Senior Secured Notes will not have a direct claim on the cash flow or assets of the Obligors or any of their respective subsidiaries, and none of the Obligors or any of their respective subsidiaries has any obligation, contingent or otherwise, to pay amounts due under the Ziggo Senior Secured Notes, or to make funds available to Ziggo Secured Finance for those payments. The rights and remedies of the holders of the Ziggo Senior Secured Notes against an Obligor upon any breach by such Obligor of its obligations under the Covenant Agreement are limited to a right to instruct Ziggo Secured Finance or the Security Trustee or their respective nominees, in accordance with the terms of the Ziggo Senior Secured Notes Indenture to accelerate the applicable Senior Secured Proceeds Loans and to vote in connection with any enforcement of the collateral securing the Senior Secured Proceeds Loans (together with any other secured creditors sharing in such collateral).

Following consummation of the Ziggo Group Combination (as defined in the Ziggo Senior Secured Notes Indenture), an Obligor, may, at its sole option, effect an assumption of the Ziggo Senior Secured Notes and obligations thereunder by any Obligor (or its successor following the Ziggo Group Combination) (the “Ziggo Fold-In Issuer”) and a release of Ziggo Secured Finance from its obligations under the Ziggo Senior Secured Notes and the Ziggo Senior Secured Notes Indenture and such assumption and release will be a deemed repayment in full and cancellation of the Senior Secured Proceeds Loans (the “Ziggo Group Assumption”). Following the Ziggo Group Assumption, the terms and conditions of the Ziggo Senior Secured Notes, including the covenants, will be automatically modified as set out in the Ziggo Senior Secured Notes Indenture and the Ziggo Senior Secured Notes will be secured directly by the Senior Secured Proceeds Loan Collateral that remains following the Ziggo Group Combination and guaranteed by the Obligors that remain following the Ziggo Group Combination. The consummation of the Ziggo Group Combination and the Ziggo Group Assumption is at the sole option of the Obligors, and there can be no assurance that either the Ziggo Group Combination or the Ziggo Group Assumption will be completed.

New UPC Facility, SPV Credit Facility Rollover and the New Ziggo Group Senior Secured Credit Facility

As described above, it is currently expected that the New UPC Facility, in an aggregate principal amount of approximately €684.2 million ($781.0 million at the February 4, 2015 exchange rate), will be entered into in accordance with the terms of the UPC Broadband Credit Agreement. Pursuant to the terms of the New UPC Facility, if entered into, the lenders under the New UPC Facility will, among other things, agree to provide new term loans to Ziggo Secured Finance under a new senior secured facility (the “New Ziggo Group Senior Secured Credit Facility”) on a cashless basis by rolling their term loans under the New UPC Facility into new term loans (the “SPV Term Loans”) under the New Ziggo Group Senior Secured Credit Facility borrowed by Ziggo Secured Finance (the “SPV Credit Facility Rollover”). As a result of the SPV Credit Facility Rollover, one or more receivables will be created owing from UPC Nederland to Ziggo Secured Finance (the “Rollover Receivables”). The Rollover Receivables will be funded on a cashless basis as one or more facilities (the “Rollover Loans”) subject to the terms of the Senior Secured Proceeds Loan Facility. Following the funding of the Rollover Loans, UPC Netherlands Holdco III will assume the obligations of UPC Nederland as borrower under the Rollover Loans. The final terms and structure of the New Ziggo Group Senior Secured Credit Facility have not yet been agreed. The New Ziggo Group Senior Secured Credit Facility, if any, will rank equally with the Ziggo Senior Secured Notes, including with respect to the proceeds of enforcement of the Notes Collateral. No assurance can be given that the New Ziggo Group Senior Secured Credit Facility will be entered into, or if it is entered into, what the final terms will be, including the amount raised thereunder. The accession agreement or accession agreements related to the New UPC Facility will be filed with the Securities and Exchange Commission as an exhibit to an amendment to this Current Report on Form 8-K following completion of those agreements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Name

4.1	Indenture dated February 4, 2015 between Ziggo Secured Finance B.V., Deutsche Trustee Company Limited as Trustee and Security Trustee, Deutsche Bank AG London Branch as Paying Agent and Deutsche Bank Luxembourg S.A. as Registrar and Transfer Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: February 10, 2015